Exhibit 99.1

Cray Media:	Investors:
Nick Davis	Paul Hiemstra
206/701-2123	206/701-2044
pr@cray.com	ir@cray.com

CRAY INC. REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS AND UPDATES 2016 OUTLOOK

Seattle, WA - August 2, 2016 - Global supercomputer leader Cray Inc. (Nasdaq: CRAY) today announced financial results for the second quarter ended June 30, 2016.

All figures in this release are based on U.S. GAAP unless otherwise noted. A reconciliation of GAAP to non-GAAP measures is included in the financial tables in this press release.

Revenue for the second quarter of 2016 was $100.2 million, which compares with $186.2 million in the second quarter of 2015. Net loss for the second quarter of 2016 was $13.1 million, or $0.33 per diluted share, compared to net income of $5.8 million, or $0.14 per diluted share in the second quarter of 2015. Non-GAAP net loss was $11.4 million, or $0.29 per diluted share for the second quarter of 2016, compared to non-GAAP net income of $12.4 million, or $0.30 per diluted share for the same period of 2015.

Overall gross profit margin on a GAAP and non-GAAP basis for the second quarter of 2016 was 36%, compared to 27% for the second quarter of 2015.

Operating expenses for the second quarter of 2016 were $51.8 million, compared to $40.0 million for the second quarter of 2015. Non-GAAP operating expenses for the second quarter of 2016 were $49.0 million, compared to $37.3 million for the second quarter of 2015. GAAP and non-GAAP operating expenses for the second quarter of 2016 included approximately $2.3 million associated with the Company’s exercising of an early lease termination option.

As of June 30, 2016, cash, investments and restricted cash totaled $224 million. Working capital decreased at the end of the second quarter of 2016 to $381 million compared to $418 million at the end of the first quarter.

Peter Ungaro, president and CEO of Cray, said, “While we had a number of exciting product launches in the second quarter, the drop in our revenue expectations for the second half of the year due to recent developments is extremely disappointing.  However, I do not believe that our leadership position in the market has changed. We remain confident in our strategy, competitive position and our ability to drive growth into the future.”

Outlook
For 2016, while a wide range of results remains possible, the Company now expects revenue to be in the range of $650 million. The change in the Company’s revenue outlook was driven by the level and timing of new orders and the delays of key third-party components, the risks of which were outlined last quarter, as well as a very recent electrical smoke event caused by a failed manufacturing facility power component that will delay the Company’s ability to deliver on some customer contracts in 2016, including an impact on anticipated third quarter revenue. Revenue for the third quarter is anticipated to be in the range of $80 million. GAAP and Non-GAAP gross margin for the year is expected to be in the range of 34%. Non-GAAP operating expenses for the year are anticipated to be about $200 million. For 2016, GAAP operating expenses are anticipated to be about $12 million higher than non-GAAP operating expenses, and GAAP gross profit is expected to about $1 million lower than non-GAAP gross profit. Based on this outlook, the Company expects to be profitable on a GAAP and non-GAAP basis for 2016.

Given the Company’s updated outlook for 2016, the effective GAAP and non-GAAP tax rates for the year are now expected to be about 6% and 30%, respectively, but are subject to significant variability.

Actual results for any future periods are subject to large fluctuations given the nature of Cray’s business.

Recent Highlights

•
In July, Cray and Deloitte Advisory Cyber Risk Services introduced the first commercially available high-speed, supercomputing threat analytics service, Cyber Reconnaissance and Analytics. The subscription-based offering, which is powered by the Cray Urika-GX and is currently in production, is designed to help organizations effectively discover, understand and take action to defend against cyber adversaries.

•
In May, Cray launched the Urika-GX system, the first agile analytics platform that fuses supercomputing technologies with an open, enterprise-ready software framework for big data analytics. The Broad Institute of MIT and Harvard, one of the world’s leading life sciences research centers, is currently using the Urika-GX system for analyzing high-throughput genome sequencing data.

•
In June, Cray announced that the US Department of Energy's Argonne Leadership Computing Facility at Argonne National Laboratory selected a Urika-GX system to perform research in the areas of life science, material science, and machine learning, as well as to support the 2016 ALCF Data Science Program.

•
In June, Cray announced that the Academic Center for Computing and Media Studies at Kyoto University in Japan awarded the Company with a contract for a Cray XC40 supercomputer, featuring the Cray DataWarp technology, as well as a Cray CS400 cluster supercomputer. The 5.4 petaflop XC40 system will also include the new Intel Xeon Phi processors, formerly codenamed “Knights Landing”.

•
The Centre for Modelling & Simulation (CFMS) in Bristol, UK recently purchased a CS400 cluster supercomputer. The Centre is supported by a consortium of commercial manufacturing companies, including Airbus, BAE Systems, Rolls Royce, MBDA, and Williams F1.

Conference Call Information
Cray will host a conference call today, Tuesday, August 2, 2016 at 1:30 p.m. PDT (4:30 p.m. EDT) to discuss its second quarter ended June 30, 2016 financial results. To access the call, please dial into the conference at least 10 minutes prior to the beginning of the call at (855) 894-4205. International callers should dial (765) 889-6838 and use the conference ID #56308193. To listen to the audio webcast, go to the Investors section of the Cray website at www.cray.com/company/investors.

If you are unable to attend the live conference call, an audio webcast replay will be available in the Investors section of the Cray website for 180 days. A telephonic replay of the call will also be available by dialing (855) 859-2056, international callers dial (404) 537-3406, and entering the conference ID #56308193. The conference call replay will be available for 72 hours, beginning at 4:45 p.m. PDT on Tuesday, August 2, 2016.

Use of Non-GAAP Financial Measures
This press release contains “non-GAAP financial measures” under the rules of the U.S. Securities and Exchange Commission. A reconciliation of U.S. generally accepted accounting principles, or GAAP, to non-GAAP results is included in the financial tables included in this press release. Management believes that the non-GAAP financial measures that we have set forth provide additional insight for analysts and investors and facilitate an evaluation of Cray’s financial and operational performance that is consistent with the manner in which management evaluates Cray’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of Cray’s business, such as the granting of equity compensation awards, and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements, and is not intended to represent a measure of performance in accordance with, or disclosures required by GAAP. These measures are adjusted as described in the reconciliation of GAAP to non-GAAP numbers at the end of this release, but these adjustments should not be construed as an inference that all of these adjustments or costs are unusual, infrequent or non-recurring. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. Investors are advised to carefully review and consider this non-GAAP information as well as the GAAP financial results that are disclosed in Cray’s SEC filings.

Additionally, we have not quantitatively reconciled the non-GAAP guidance measures disclosed under “Outlook” to their corresponding GAAP measures because we do not provide specific guidance for the various reconciling items such as stock-based compensation, adjustments to the provision for income taxes, amortization of intangibles, costs related to acquisitions, purchase accounting adjustments, and gain on significant asset sales, as certain items that impact these measures have not occurred, are out of our control or cannot be reasonably predicted. Accordingly, reconciliations to the non-GAAP guidance measures are not available without unreasonable effort. Please note that the unavailable reconciling items could significantly impact our financial results.
About Cray Inc.
Global supercomputing leader Cray Inc. (Nasdaq: CRAY) provides innovative systems and solutions enabling scientists and engineers in industry, academia and government to meet existing and future simulation and analytics challenges. Leveraging more than 40 years of experience in developing and servicing the world’s most advanced supercomputers, Cray offers a comprehensive portfolio of supercomputers and big data storage and analytics solutions delivering unrivaled performance, efficiency and scalability. Cray’s Adaptive Supercomputing vision is focused on delivering innovative next-generation products that integrate diverse processing technologies into a unified architecture, allowing customers to meet the market’s continued demand for realized performance. Go to www.cray.com for more information.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but not limited to, statements related to Cray’s financial guidance and expected operating results and its product development, sales and delivery plans. These statements involve current expectations, forecasts of future events and other statements that are not historical facts. Inaccurate assumptions as well as known and unknown risks and uncertainties can affect the accuracy of forward-looking statements and cause actual results to differ materially from those anticipated by these forward-looking statements. Factors that could affect actual future events or results include, but are not limited to, the risk that Cray does not achieve the operational or financial results that it expects, the risk that planned future third-party processors and other components, some of which are already delayed from when originally expected, are not available with the performance expected or when needed to complete 2016 deliveries and acceptances, the risk that Cray will not be able to secure orders for Cray products that could be accepted in 2016 when or at the levels expected, the risk that the systems ordered by customers are not delivered when expected, do not perform as expected once delivered or have technical issues that must be corrected before acceptance, the risk that the acceptance process for delivered systems is not completed, or customer acceptances are not received, when expected or at all, the risk that Cray’s big data products, including storage, are not as successful as expected, the risk that Cray is not able to successfully complete its planned product development efforts, particularly the incorporation of new third-party processors into its products, in a timely fashion or at all, the risk that Cray is not able to achieve anticipated gross margin or expense levels, the risk that the expense to repair or otherwise address Cray systems at customer sites that have issues with third party components or with Cray components, is material, and such other risks as identified in Cray’s quarterly report on Form 10-Q for the period ended June 30, 2016, and from time to time in other reports filed by Cray with the U.S. Securities and Exchange Commission. You should not rely unduly on these forward-looking statements, which apply only as of the date of this release. Cray undertakes no duty to publicly announce or report revisions to these statements as new information becomes available that may change Cray’s expectations.

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CRAY, the stylized CRAY mark and Urika are registered trademarks of Cray Inc. in the United States and other countries, and DataWarp and the XC and CS families of supercomputers are trademarks of Cray Inc.

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited and in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue:
Product	$68,929	$157,937	$140,339	$210,678
Service	31,306	28,224	65,445	55,127
Total revenue	100,235	186,161	205,784	265,805
Cost of revenue:
Cost of product revenue	45,459	120,789	91,637	161,545
Cost of service revenue	18,615	15,787	38,024	30,639
Total cost of revenue	64,074	136,576	129,661	192,184
Gross profit	36,161	49,585	76,123	73,621
Operating expenses:
Research and development, net	27,399	20,106	53,239	42,293
Sales and marketing	15,380	13,412	31,381	25,964
General and administrative	9,019	6,435	16,357	12,575
Total operating expenses	51,798	39,953	100,977	80,832
Income (loss) from operations	(15,637)	9,632	(24,854)	(7,211)

Other income (expense), net	(421)	(258)	(857)	486
Interest income, net	526	413	1,110	777
Income (loss) before income taxes	(15,532)	9,787	(24,601)	(5,948)
Income tax benefit (expense)	2,406	(4,006)	6,462	2,335
Net income (loss)	$(13,126)	$5,781	$(18,139)	$(3,613)

Basic net income (loss) per common share	$(0.33)	$0.15	$(0.46)	$(0.09)
Diluted net income (loss) per common share	$(0.33)	$0.14	$(0.46)	$(0.09)

Basic weighted average shares outstanding	39,768	39,104	39,710	39,053
Diluted weighted average shares outstanding	39,768	40,759	39,710	39,053

CRAY INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited and in thousands, except share amounts)

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$212,745	$266,660
Restricted cash	—	1,651
Short-term investments	9,318	14,925
Accounts and other receivables, net	55,613	124,719
Inventory	196,809	113,655
Deferred tax assets	44,529	38,628
Prepaid expenses and other current assets	32,469	21,048
Total current assets	551,483	581,286

Long-term restricted cash	1,655	1,655
Long-term investment in sales-type lease, net	37,189	18,317
Property and equipment, net	29,519	31,079
Service spares, net	2,777	3,090
Goodwill	14,182	14,182
Intangible assets other than goodwill, net	2,067	2,525
Deferred tax assets	42,458	26,016
Other non-current assets	14,864	16,025
TOTAL ASSETS	$696,194	$694,175

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$71,997	$27,837
Accrued payroll and related expenses	11,209	27,452
Other accrued liabilities	7,748	24,079
Deferred revenue	79,691	86,731
Total current liabilities	170,645	166,099

Long-term deferred revenue	22,539	33,306
Other non-current liabilities	3,399	2,260
TOTAL LIABILITIES	196,583	201,665

Shareholders’ equity:
Preferred stock — Authorized and undesignated, 5,000,000 shares; no shares issued or outstanding	—	—
Common stock and additional paid-in capital, par value $.01 per share — Authorized, 75,000,000 shares; issued and outstanding 40,781,152 and 40,693,707 shares, respectively	617,599	610,279
Accumulated other comprehensive income	9,658	7,642
Accumulated deficit	(127,646)	(125,411)
TOTAL SHAREHOLDERS’ EQUITY	499,611	492,510
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$696,194	$694,175

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Three Months Ended June 30, 2016
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(13.1)	$(0.33)	$(15.6)	$36.2	$51.8

Share-based compensation	(1)	2.8		2.8	0.2	2.6
Amortization of acquired and other intangibles	(2)	0.2		0.2		0.2
Items impacting tax provision	(3)	(1.3)
Total reconciling items		1.7	0.04	3.0	0.2	2.8

Non-GAAP		$(11.4)	$(0.29)	$(12.6)	$36.4	$49.0

		Three Months Ended June 30, 2015
		Net Income	Diluted EPS	Operating Income	Gross Profit	Operating Expenses
GAAP		$5.8	$0.14	$9.6	$49.6	$40.0

Share-based compensation	(1)	2.8		2.8	0.2	2.6
Purchase accounting adjustments	(2)	0.1		0.1	0.1
Amortization of acquired and other intangibles	(2)	0.6		0.6	0.5	0.1
Items impacting tax provision	(3)	3.1
Total reconciling items		6.6	0.16	3.5	0.8	2.7

Non-GAAP		$12.4	$0.30	$13.1	$50.4	$37.3

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except EPS)

		Six Months Ended June 30, 2016
		Net Loss	Diluted EPS	Operating Loss	Gross Profit	Operating Expenses
GAAP		$(18.1)	$(0.46)	$(24.9)	$76.1	$101.0

Share-based compensation	(1)	5.6		5.6	0.3	5.3
Purchase accounting adjustments	(2)	0.1		0.1	0.1
Amortization of acquired and other intangibles	(2)	0.4		0.4		0.4
Items impacting tax provision	(3)	(4.8)
Total reconciling items		1.3	0.04	6.1	0.4	5.7

Non-GAAP		$(16.8)	$(0.42)	$(18.8)	$76.5	$95.3

		Six Months Ended June 30, 2015
		Net Income (Loss)	Diluted EPS	Operating Income (Loss)	Gross Profit	Operating Expenses
GAAP		$(3.6)	$(0.09)	$(7.2)	$73.6	$80.8

Share-based compensation	(1)	5.9		5.9	0.3	5.6
Purchase accounting adjustments	(2)	0.3		0.3	0.3
Amortization of acquired and other intangibles	(2)	1.2		1.2	1.0	0.2
Items impacting tax provision	(3)	(2.4)
Total reconciling items		5.0	0.13	7.4	1.6	5.8

Non-GAAP		$1.4	$0.04	$0.2	$75.2	$75.0

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Three Months Ended June 30, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$23.5	34%	$12.7	41%	$36.2	36%

Share-based compensation	(1)	0.1		0.1		0.2
Total reconciling items		0.1	—%	0.1	—%	0.2	—%

Non-GAAP		$23.6	34%	$12.8	41%	$36.4	36%

		Three Months Ended June 30, 2015
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$37.1	24%	$12.5	44%	$49.6	27%

Share-based compensation	(1)	0.1		0.1		0.2
Purchase accounting adjustments	(2)	0.1				0.1
Amortization of acquired and other intangibles	(2)	0.5				0.5
Total reconciling items		0.7	—%	0.1	1%	0.8	—%

Non-GAAP		$37.8	24%	$12.6	45%	$50.4	27%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges

CRAY INC. AND SUBSIDIARIES
Reconciliation of Selected U.S. GAAP Measures to non-GAAP Measures
(Unaudited; in millions, except percentages)

		Six Months Ended June 30, 2016
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$48.7	35%	$27.4	42%	$76.1	37%

Share-based compensation	(1)	0.2		0.1		0.3
Purchase accounting adjustments	(2)	0.1				0.1
Total reconciling items		0.3	—%	0.1	—%	0.4	—%

Non-GAAP		$49.0	35%	$27.5	42%	$76.5	37%

		Six Months Ended June 30, 2015
		Product		Service		Total
		Gross Profit	Gross Margin	Gross Profit	Gross Margin	Gross Profit	Gross Margin
GAAP		$49.1	23%	$24.5	44%	$73.6	28%

Share-based compensation	(1)	0.2		0.1		0.3
Purchase accounting adjustments	(2)	0.3				0.3
Amortization of acquired and other intangibles	(2)	1.0				1.0
Total reconciling items		1.5	1%	0.1	1%	1.6	—%

Non-GAAP		$50.6	24%	$24.6	45%	$75.2	28%

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges

CRAY INC. AND SUBSIDIARIES
Reconciliation of GAAP to non-GAAP Net Income (Loss)
(Unaudited; in millions except per share amounts and percentages)

		Three Months Ended June 30,		Six Months Ended June 30,
		2016	2015	2016	2015
GAAP Net Income (Loss)		$(13.1)	$5.8	$(18.1)	$(3.6)

Non-GAAP adjustments impacting gross profit:
Share-based compensation	(1)	0.2	0.2	0.3	0.3
Purchase accounting adjustments	(2)	—	0.1	0.1	0.3
Amortization of acquired and other intangibles	(2)	—	0.5	—	1.0
Total adjustments impacting gross profit		0.2	0.8	0.4	1.6

Non-GAAP gross margin percentage		36%	27%	37%	28%

Non-GAAP adjustments impacting operating expenses:
Share-based compensation	(1)	2.6	2.6	5.3	5.6
Amortization of acquired and other intangibles	(2)	0.2	0.1	0.4	0.2
Total adjustments impacting operating expenses		2.8	2.7	5.7	5.8

Items impacting tax provision	(3)	(1.3)	3.1	(4.8)	(2.4)
Non-GAAP Net Income (Loss)		$(11.4)	$12.4	$(16.8)	$1.4

Non-GAAP Diluted Net Income (Loss) per common share		$(0.29)	$0.30	$(0.42)	$0.04

Diluted weighted average shares	(4)	39.8	40.8	39.7	40.7

Notes
(1) Adjustments to exclude non-cash expenses related to share-based compensation
(2) Adjustments to exclude amortization of acquired intangible and other intangible assets and other acquisition-related charges
(3) Adjustments associated with the tax impact on reconciling items, benefits related to Cray’s net operating loss carryforwards and changes in Cray’s valuation allowance held against deferred tax assets

(4) Cray recorded a GAAP net loss for the six months ended June 30, 2015 and non-GAAP net income for the same period. As such, the diluted weighted average shares number on the Reconciliation of GAAP to non-GAAP Net Income (Loss) differs from the amount on Cray's Condensed Consolidated Statement of Operations by the weighted average number of potential common shares outstanding, including the additional dilution related to conversion of stock options, unvested restricted stock and unvested restricted stock units as computed under the treasury stock method